EXHIBIT 32.1: SECTION 1350 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Certifications Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant

to Section 906 of the Sarbanes-Oxley Act of 2002

I, Charles B. Morgan, Chief Executive Officer of OP-TECH Environmental Services, Inc. (the “Company”), certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

OP-TECH Environemental Services, Inc.

Date: November 14, 2007	By:	/s/ Charles B. Morgan
Charles B. Morgan
Chief Executive Officer